     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 1997


                                                       REGISTRATION NO. 33-93228
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------


                           SUN HEALTHCARE GROUP, INC.


             (Exact name of registrant as specified in its charter)


          DELAWARE                  85-0410612
(State or other jurisdiction     (I.R.S. Employer
    of incorporation or       Identification Number)
       organization)



                                  101 SUN LANE
                             ALBUQUERQUE, NM 87109
                                 (505) 821-3355
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ROBERT F. MURPHY
                     SENIOR VICE PRESIDENT, GENERAL COUNSEL
                           SUN HEALTHCARE GROUP, INC.
                               101 SUN LANE, N.E.
                             ALBUQUERQUE, NM 87109
                                 (505) 821-3355
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   COPIES TO:


                          William H. Hinman, Jr., Esq.
                              Shearman & Sterling
                             555 California Street
                            San Francisco, CA 94104
                                 (415) 616-1100


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after the effective date of this Registration
Statement

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             SUBJECT TO COMPLETION
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  PRELIMINARY PROSPECTUS DATED APRIL 30, 1997


PROSPECTUS

                                  $300,000,000
                           SUN HEALTHCARE GROUP, INC.
                      DEBT SECURITIES AND PREFERRED STOCK

                             ---------------------


    Sun Healthcare Group, Inc. ("Sun" or the "Company"), a Delaware Corporation, may offer from time to time, together or separately, (i) debt securities ("Debt Securities"), which may be either senior debt securities ("Senior Securities"), senior subordinated debt securities ("Senior Subordinated Securities") or subordinated debt securities ("Subordinated Securities"), consisting of debentures, notes, bonds and/or other evidences of indebtedness in one or more series, which Debt Securities may (or may not) be guaranteed, jointly and severally, by each of the Subsidiaries specified in the Prospectus Supplement (as defined) and may (or may not) be convertible into other Debt Securities, Common Stock, par value $.01 per share ("Common Stock"), of the Company or Preferred Stock, par value $.01 per share ("Preferred Stock"), or (ii) shares of Preferred Stock in one or more series, which Preferred Stock may (or may not) be convertible into Common Stock. The foregoing securities are collectively referred to as the "Securities." The Securities will be offered at an aggregate initial offering price not to exceed U.S. $300,000,000, in amounts, at prices and on terms to be determined at the time of sale.



    Certain specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement (the "Prospectus Supplement"), including (i) in the case of Debt Securities, the title, aggregate principal amount, denominations (which may be in United States dollars or in any other currency, currencies or currency unit), maturity, premium (if any), interest rate (which may be fixed or variable) or method of calculation thereof, and time of payment of any interest, place or places where principal of (and premium, if any) and interest on such Debt Securities will be payable, any terms for redemption at the option of the Company or the holder of such Debt Securities, any terms for sinking fund payments, any conversion rights, the rating of the Debt Securities, the nature of the security for repayment of such Debt Securities, if any, any listing of such Debt Securities on a securities exchange, the initial public offering price, any original issue discount and any other terms in connection with the offering and sale of such Debt Securities and
(ii) in the case of Preferred Stock, the designation, stated value and liquidation preference per share, dividend rate (or method of calculation), whether dividends shall be cumulative, dates on which dividends shall be payable and dates from which dividends shall accrue any redemption or sinking fund provisions, any conversion rights, any listing of such Preferred Stock on a securities exchange, the initial public offering price and any other terms in connection with the offering and sale of such Preferred Stock. The Prospectus Supplement will also contain information, as applicable, about material United States Federal income tax considerations relating to the Securities in respect of which this Prospectus is being delivered.


    The Senior Securities will rank equally with all other unsubordinated and unsecured indebtedness of the Company, and senior to all Senior Subordinated Indebtedness (as defined) and all Subordinated Indebtedness (as defined). The Senior Subordinated Securities will be subordinated to all existing and future Senior Indebtedness (as defined) of the Company, and senior to all existing and future Subordinated Indebtedness (as defined) of the Company. The Subordinated Securities will be subordinated to all existing and future Senior Indebtedness (as defined) and Senior Subordinated Indebtedness (as defined) of the Company. If so specified in the applicable Prospectus Supplement, all or a portion of any Debt Securities may be issued in temporary or permanent global form.


    The Company's Common Stock is listed on The New York Stock Exchange, Inc. (the "NYSE") under the symbol "SHG." Any Common Stock into which the Securities are convertible will be listed, subject to notice of issuance, on the NYSE.



    SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

                             ---------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           --------------------------


    Prior to issuance there will have been no market for the Securities, and there can be no assurance that a secondary market for the Securities will develop. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement. Securities may be offered directly to purchasers or to or through dealers, underwriters or agents designated from time to time, as set forth in a Prospectus Supplement. Net proceeds to the Company from such sale will also be set forth in a Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.


                           --------------------------


                 THE DATE OF THIS PROSPECTUS IS APRIL 30, 1997

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR IN THE PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES OTHER THAN THE SECURITIES TO WHICH THEY RELATE OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN BY ANYONE OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.


                            ------------------------

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W. Plaza, Washington, D.C. 20549. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov. In addition, such reports and proxy statements can be inspected at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments, supplements and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which were omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Securities offered hereby, reference is hereby made to the Registration Statement. Statements contained in this Prospectus as to the contents of certain documents are not necessarily complete, and, with respect to each such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to the copy of the document so filed. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Commission (File No. 1-12040) are incorporated herein by reference:


    1. Sun Healthcare Group, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996;



    2. Sun Healthcare Group, Inc.'s Current Reports on Form 8-K filed February 14, 1997, February 24, 1997, March 28, 1997 and April 14, 1997; and



    3. The description of Sun Healthcare Group, Inc.'s capital stock contained in Sun Healthcare Group, Inc.'s Registration Statement on Form 10 filed on June 1, 1993, and the description of Sun's Preferred Stock Purchase Rights contained in its Registration Statement on Form 8-A filed on June 6, 1995, as amended by Form 8-A/A-1 filed on August 17, 1995.


    All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of Amendment No. 1 to the Registration Statement and prior to the date of the termination of the offering of the Securities offered hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of each such document. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement or this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

    The Company will furnish without charge to each person to whom this Prospectus is delivered, upon the request of such person, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to 101 Sun Lane, Albuquerque, New Mexico 87109, Attention: Investor Relations (Telephone: (505) 856-2341).

                                  THE COMPANY


    THE FOLLOWING INFORMATION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, CONTAINED OR INCORPORATED HEREIN BY REFERENCE. PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH OR REFERRED TO UNDER THE HEADING "RISK FACTORS." OTHER THAN STATEMENTS OF HISTORICAL FACT, STATEMENTS CONTAINED IN THIS PROSPECTUS, INCLUDING STATEMENTS AS TO FUTURE FINANCIAL PERFORMANCE, CONSTITUTE FORWARD-LOOKING STATEMENTS. WHEN USED IN THIS PROSPECTUS, THE WORDS "BELIEVES," "ANTICIPATES," "INTENDS," "EXPECTS" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. SUN'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED OR REFERRED TO IN THE SECTION SET FORTH UNDER THE HEADING "RISK FACTORS." PROSPECTIVE PURCHASERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS, WHICH SPEAKS ONLY AS OF THE DATE HEREOF. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO PUBLICLY RELEASE THE RESULTS OF ANY REVISIONS TO SUCH FORWARD-LOOKING STATEMENTS WHICH MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. UNLESS OTHERWISE INDICATED OR THE CONTEXT OTHERWISE REQUIRES, ALL REFERENCES TO "SUN" OR THE "COMPANY" INCLUDE SUN HEALTHCARE GROUP, INC. AND ITS SUBSIDIARIES.



    Sun, through its direct and indirect subsidiaries, is a leading provider of long-term, subacute and related specialty healthcare services. At December 31, 1996, Sun operated 160 long-term and subacute care facilities with 19,321 licensed beds in 19 states in the United States and 75 long-term care facilities with 3,420 registered beds in the United Kingdom. In addition, Sun provides rehabilitation therapy, respiratory therapy, temporary therapy staffing services, and pharmaceutical products and services, to both affiliated and nonaffiliated facilities in the United States and outpatient therapy in Canada.



    Sun's long-term and subacute care facilities provide a broad range of healthcare services, including nursing care, subacute care, therapy and other specialized services such as care to patients with Alzheimer's disease. Sun's long-term and subacute care facility operations have experienced significant growth since Sun's inception in 1989. This growth has been primarily from acquisitions of long-term and subacute care facilities. Sun believes its long-term and subacute care operations provide it with a platform for expanding its therapy and pharmaceutical businesses to affiliated and nonaffiliated long-term and subacute care facilities. In addition, Sun believes that its expertise in operating long-term and subacute care facilities enables it to provide its therapy and pharmaceutical services more effectively and efficiently than providers without such operating expertise.



    Sun currently offers physical, occupational and speech therapy ("rehabilitation therapy"), through Sundance Rehabilitation Corporation ("Sundance") and respiratory therapy through SunCare Respiratory Services, Inc., to patients in affiliated and nonaffiliated long-term and subacute care facilities. At December 31, 1996, Sun provided rehabilitation and respiratory therapy services to 911 facilities in 42 states, 759 of which were operated by nonaffiliated parties and 152 of which were affiliated facilities.



    Through CareerStaff Unlimited, Inc. ("CareerStaff"), Sun is a nationwide provider of temporary therapy staffing. CareerStaff provides therapists skilled in the areas of physical, occupational and speech therapy primarily to hospitals and nursing home contract service providers. At December 31, 1996, CareerStaff provided temporary therapy staffing services in 36 states.



    At December 31, 1996, Sun, through Sunscript Pharmacy Corporation ("Sunscript"), operated 18 pharmacies that provided pharmaceutical products and services to a total of 437 long-term and subacute care facilities in 21 states, 325 of which were operated by nonaffiliated parties and 112 of which were affiliated facilities. In addition, Sun operated six pharmacies in the United Kingdom at December 31, 1996.



    The Company's principal executive offices are located at 101 Sun Lane, N.E. Albuquerque, New Mexico 87109, and its telephone number at such address is (505) 821-3355.

                                  RISK FACTORS


    Prior to making an investment decision with respect to the Securities offered hereby, prospective investors should carefully consider the specific factors set forth under the caption "Risk Factors" in the applicable Prospectus Supplement pertaining thereto, together with all of the other information appearing herein or therein, in light of their particular investment objectives and financial circumstances.


                                USE OF PROCEEDS


    Unless otherwise described in the accompanying Prospectus Supplement, the net proceeds from the sale of Securities will be used by the Company for general corporate purposes, which may include refinancings of indebtedness, acquisitions, capital expenditures, expansion of domestic and international operations, working capital, minority investments, and repurchases and redemptions of securities.



                       RATIO OF EARNINGS TO FIXED CHARGES



    The following table sets forth the ratios of earnings to fixed charges for the Company and its consolidated subsidiaries for the periods indicated. The Company to date has not issued Preferred Stock; therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are unchanged from the ratios presented here.



                                                                           YEAR ENDED DECEMBER 31
                                                            -----------------------------------------------------
                                                              1992       1993       1994       1995       1996
                                                            ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges........................       1.92       3.34       1.76       1.15       1.64



    The computation of the ratio of earnings to fixed charges is based on applicable amounts of Earnings of the Company and its consolidated subsidiaries plus dividends received from less than fifty percent owned affiliates. "Earnings" consist of income from continuing operations before income taxes and fixed charges excluding capitalized interest. "Fixed charges" consist of interest on indebtedness, including amounts capitalized, amortization of debt discount and expense, an estimated amount of rental expense that it deemed to be representative of the interest factor and other interest charges.


                         DESCRIPTION OF DEBT SECURITIES


    The Debt Securities are to be issued in one or more series under an Indenture (as amended or supplemented from time to time, the "Indenture") between the Company, the Guarantors (if any) and the Trustee. The term "Trustee" as used herein with respect to Debt Securities of any particular series shall mean the Trustee with respect to the Debt Securities of such series as set forth in the applicable Prospectus Supplement. The Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and is subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summary of certain provisions of the Indenture and the Debt Securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Indenture, including the definitions therein of certain terms and of those terms made a part thereof by the Trust Indenture Act. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture.


    The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of each series of Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such series of Debt Securities. Accordingly, for a description of the terms of a particular issue of Debt Securities reference must be made to both the Prospectus Supplement relating thereto and the following description.

GENERAL

    The Debt Securities will be senior, senior subordinated or subordinated obligations of the Company as specified in the Prospectus Supplement relating thereto. The Indenture provides that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case in such forms and with such terms as are established for the Debt Securities of such series in or pursuant to Board Resolutions, Officers' Certificates or indentures supplemental to the Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any Holder, for issuances of additional Debt Securities of such series. The Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities.


    Reference is made to the Prospectus Supplement relating to the Debt Securities of each series for the following terms, where applicable, of the Debt Securities of such series: (1) the title of such Debt Securities; (2) whether the Debt Securities are secured or unsecured including, in such cases where the securities are secured, a description of the collateral for the securities and all other terms and conditions relating to the collateral and security; (3) the aggregate principal amount of Debt Securities and any limit on the aggregate principal amount of Debt Securities of such series; (4) the Person to whom any interest on such Debt Securities shall be payable, if other than the Person in whose name a Debt Security is registered at the close of business on the Regular Record Date for such interest; (5) the date or dates, or the method by which such date or dates will be determined, on which the principal of such Debt Securities is payable; (6) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method or methods by which such rate or rates shall be determined, the date or dates from which such interest will accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date, or the method or methods by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months; (7) the place or places where the principal of and any premium and interest on such Debt Securities shall be payable; (8) the period or periods within which, the price or prices at which, the currency or currencies, currency unit or composite currency in which, and the other terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of the Company;
(9) the right or obligation, if any, of the Company to redeem, repay, or purchase such Debt Securities pursuant to any optional redemption, sinking fund or analogous provisions or at the option of a Holder thereof or otherwise and the period or periods within which, the price or prices at which, the currency or currencies, currency unit or composite currency in which, and the other terms and conditions upon which such Debt Securities shall be redeemed, repaid or purchased; (10) any restrictions on the Company's ability to merge or consolidate with or into, or sell, assign, transfer, lease or otherwise dispose of all or substantially all of its properties as an entirety to, any person or persons; (11) the right of the Company to defease such Debt Securities or certain restrictive covenants applicable thereto and certain Events of Default under certain circumstances (see "--Defeasance or Covenant Defeasance of Indenture"); (12) if other than in United States dollars, the currency or currencies, currency unit or composite currency, of payment of principal of and any premium and interest on such Debt Securities and the equivalent thereof in United States dollars; (13) any index, formula or other method used to determine the amount of payments of principal of or any premium and interest on such Debt Securities; (14) if such Debt Securities will be issuable only in the form of a global security as described under "--Book-Entry Debt Securities," the Depository or its nominee with respect to such Debt Securities and the circumstances under which the global security may be registered for transfer or exchange or authenticated and delivered in the name of a Person other than the Depository or its nominee; (15) if other than the principal of or any premium or interest on such Debt Securities is to be payable, at the election of the Company or a Holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Debt Securities are denominated or stated to be payable, the terms and conditions upon which such election may be made; (16) if other than the entire principal amount thereof, the portion of the principal amount of such Debt Securities which shall be payable upon declaration of acceleration or, if applicable, the portion of the principal amount of such Debt Securities that is convertible in accordance with the provisions of the Indenture; (17) provisions, if any, granting special rights to the Holders of such Debt Securities upon the occurrence of such events as may be specified; (18) any deletions from, modifications of or additions to, the Events of Default with respect to such Debt Securities, whether or not such Events of Default apply with respect to such Debt Securities, whether or not such Events of Default are consistent with the Events of Default set forth herein; (19) the covenants applicable to such Debt Securities; (20) the relative ranking and the terms pursuant to which such series of Debt Securities will be made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and the definition of any such Senior Indebtedness; (21) the obligation, if any, of the Company to permit the conversion of such Debt Securities into Common Stock, Preferred Stock or other Debt Securities and the terms and conditions upon which such conversion shall be effected (including, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of any shares for purposes of conversion); (22) a description of the security, if any, for such series of Debt Securities; (23) any applicable United States federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on any Debt Securities held by a person who is not a United States person (as defined herein) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such additional amounts; (24) any listing of the Debt Securities on a securities exchange; and (25) any other specific terms of the offered Debt Securities, including any additional events of default or covenants provided for with respect to such Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations.


    The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). All material Federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

SUBORDINATION

    The Board Resolutions adopted, Officers' Certificates executed or indentures supplemental to the Indenture established in connection with any particular series of Debt Securities may provide that such Debt Securities are subordinated to other Debt Securities or to other indebtedness of the Company. Such Board Resolutions, Officers' Certificates or indentures supplemental will state the terms pursuant to which such series of subordinated Debt Securities will be made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and the definition of any such Senior Indebtedness, all of which will be described in the Prospectus Supplement relating thereto.


GUARANTEES



    Sun's obligations under the Debt Securities may (or may not) be fully and unconditionally guaranteed by certain Subsidiaries of Sun (the "Guarantors"). Each guarantee ("Note Guarantee") of Sun's obligations under Senior Debt Securities will constitute part of the senior debt of each of the Guarantors and will rank pari passu with all other unsecured and unsubordinated debt of each such Guarantor. Each Note Guarantee with respect to Senior Subordinated Debt Securities will be subordinated to the "Guarantor Senior Indebtedness" (as defined in the supplemental indenture to the Senior Subordinated Debt Indenture and described in the Prospectus Supplement applicable to the series of Senior Subordinated Debt Securities to which such Note Guarantee relates) of the issuer of such Note Guarantee, and will be senior to any Guarantor Subordinated Indebtedness (as defined in the supplemental indenture to the Subordinated Debt Indenture and described in the Prospectus Supplement applicable to the series of Subordinated Debt Securities to which such Note Guarantee relates) of the issuer of the Note Guarantee.

Each Note Guarantee with respect to Subordinated Debt Securities will be subordinated to the "Guarantor Senior Indebtedness" (as defined in the supplemental indenture to the Subordinated Debt Indenture and described in the Prospectus Supplement applicable to the series of Subordinated Debt Securities to which such Note Guarantee relates) of the issuer of such Note Guarantee on the same basis as provided above with respect to the subordination of Subordinated Debt Securities to Senior Indebtedness of Sun.



    The Indenture may provide that certain new Subsidiaries of Sun with assets in excess of an amount to be specified in the Prospectus Supplement that become Subsidiaries after the Indenture is executed shall become, under certain circumstances, Guarantors.



    The Indenture may also provide that if all or substantially all of the assets of any Guarantor or all of the capital stock of any Guarantor is sold (including by issuance or otherwise) by Sun or any of its Subsidiaries in a transaction constituting an Asset Sale (as defined in the Indenture) that does not otherwise violate the particular Indenture, then such Guarantor (in the event of a sale or other disposition of all of the capital stock of such Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged of its obligations under the Note Guarantee.


DENOMINATIONS, INTEREST, REGISTRATION AND TRANSFER

    Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof.

    Unless otherwise specified in the applicable Prospectus Supplement, the principal of and any premium and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto in the name of such person as it appears in the Security Register. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any installment of interest on Debt Securities will be made to the Person in whose name such Debt Security is registered at the close of business on the regular record date of such interest.

    Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder thereof on the applicable Regular Record Date and may either be paid to the Person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture.

    Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the Trustee referred to above. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion, if convertible, or registration of transfer thereof at the corporate trust office of the Trustee referred to above. Every Debt Security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Trustee) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each

Place of Payment for such series, which shall include the City of New York. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

    Neither the Company nor the Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series if such security may be among those selected for redemption, during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part.

COVENANTS

    The particular covenants, if any, relating to any series of Debt Securities will be described in the Prospectus Supplement relating to such series. If any such covenants are described, the Prospectus Supplement will also state whether the "covenant defeasance" provisions described below also apply.

EVENTS OF DEFAULT


    Under the Indenture, an Event of Default is defined as, with respect to each series of Debt Securities individually, (unless it is either inapplicable to a particular series or is specifically deleted or modified for Debt Securities of a particular series, as described in a Prospectus Supplement), any of the following: (i) default in the payment of the principal of, or premium, if any, on any of the Debt Securities of such series when due and payable (at its maturity, or upon redemption, required purchase, sinking fund payment, scheduled principal payment or otherwise); (ii) default in the payment of an installment of interest on any of the Debt Securities of such series when the same becomes due and payable and any such default continues for a period of days specified in the Prospectus Supplement; (iii) default in the performance or observance of any other term, covenant or agreement contained in the Debt Securities of such series or the Indenture for the benefit of the holders of Debt Securities of such series (other than a default specified in (i) or (ii) above) for a period of days to be set forth in a Supplemental Indenture relating to Debt Securities of such series after written notice of such failure requiring the Company or a Guarantor (if any) to remedy the same shall have been given (x) to the Company and such Guarantor (if any) by the Trustee or (y) to the Company and such Guarantor and the Trustee by the Holders of at least 25% in aggregate principal amount of the Debt Securities of such series then outstanding; (iv) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Subsidiary of the Company then has outstanding Indebtedness in excess of an amount specified in a Prospectus Supplement relating to Debt Securities of such series, individually or in the aggregate, and either (a) such Indebtedness is already due and payable in full or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; (v) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of an amount specified in a Prospectus Supplement relating to Debt Securities of such series, either individually or in the aggregate, shall be rendered against the Company or any Subsidiary of the Company or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of a number of days to be set forth in a Supplemental Indenture relating to Debt Securities of such series after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect; (vi) certain events of bankruptcy, insolvency or reorganization relating to the Company or any Significant Subsidiary; and (vii) any other Event of Default set forth in an applicable Prospectus Supplement relating to the Debt Securities of such series.



    The Indenture provides that if an Event of Default specified therein (other than an Event of Default specified in clause (vi) of the preceding paragraph with respect to the Company or a significant Guarantor (if any)) shall have occurred and be continuing with respect to any series of the Debt Securities issued thereunder, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of such series may declare the unpaid principal amount of the Debt Securities of such series (or, if any of the Debt Securities are Original Issue Discount Debt Securities, such portion of the principal amount of the Debt Securities of such series as may be specified by the terms thereof) and accrued interest, if any, to the date of payment of the Debt Securities of such series to be immediately due and payable. If an Event of Default specified in clause (vi) of the preceding paragraph occurs, the amount specified in the previous sentence of this paragraph shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.



    After a declaration of acceleration under the Indenture in respect of a series of Debt Securities, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate outstanding principal amount of such series of Debt Securities, by written notice to the Company, the Guarantor (if any) and the Trustee, may rescind and annul such declaration and its consequences if (a) the Company or any Guarantor has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest, if any, on such series of Debt Securities, (iii) the principal of and premium, if any, on such series of Debt Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by such series of Debt Securities, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by such series of Debt Securities which has become due otherwise than by such declaration of acceleration; and (b) all Events of Default with respect to such series of Debt Securities, other than the non-payment of principal of and any premium and interest on such series of Debt Securities that have become due solely by such declaration of acceleration, have been cured or waived.


    The Holders of not less than a majority in aggregate outstanding principal amount of a series of Debt Securities may on behalf of all Holders of such series of Debt Securities waive any existing Defaults or Events of Default with respect to such series under the Indenture, except a default in the payment of the principal of and any premium or interest on any Debt Security of such series or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debt Security of such series.

    No Holder of Debt Securities of any series has any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless the Holders of at least 25% in aggregate outstanding principal amount of such series of Debt Securities have made written request, and offered reasonable indemnity, to the Trustee to institute such proceedings as Trustee under such series and the Indenture, the Trustee has failed to institute such proceeding within 15 days after receipt of such notice and the Trustee, within such 15-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate outstanding principal amount of such series of Debt Securities. Such limitations do not apply, however, to a suit instituted by a Holder of a Debt Security for the enforcement of the payment of the principal of and any premium or interest on such Debt Security on or after the respective due dates expressed in such Debt Security.

    During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such Person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee under the Indenture is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the Holders of a majority in aggregate outstanding principal amount of any series of Debt Securities have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture, in respect of such series.


CONSOLIDATION, MERGER AND SALE OF ASSETS



    The Indentures will provide that neither Company nor any Guarantor (if any) will consolidate with or merge into any other Person (in a transaction in which the Company or the Guarantor, as the case may be, is not the surviving corporation), or convey, transfer or lease its properties and assets substantially as an entirety to, any Person (a "Successor Person"), unless (i) the Successor Person (if any) is a corporation, limited liability company, partnership, trust or other entity organized and existing under the laws of any domestic jurisdiction and assumes the Company's or the Guarantor's obligations (if any) on the Debt Securities and under the Indentures and the Note Guarantees (if any) issued thereunder, (ii) immediately after giving effect to the transaction, and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of the transaction as having been incurred by it at the time of the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and (iii) certain other conditions are met.


DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE


    Unless otherwise indicated in a Prospectus Supplement, the Company may, at its option and at any time, terminate the obligations of the Company and the Guarantors (if any) with respect to any series of outstanding Debt Securities ("defeasance"). Such defeasance means that the Company and the Guarantors (if any) shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Debt Securities of such series, except for (i) the rights of Holders of such series of outstanding Debt Securities to receive payment in respect of the principal of and any premium and interest on such Debt Securities when such payments are due, (ii) the Company's obligations to issue temporary Debt Securities of such series, register the transfer or exchange of any Debt Securities of such series, replace mutilated, destroyed, lost or stolen Debt Securities of such series and maintain an office or agency for payments in respect of the Debt Securities of such series, (iii) the rights, powers, trusts, duties and immunities of the Trustee and (iv) the defeasance provisions of the Indenture. In addition, unless otherwise indicated in a Prospectus Supplement, the Company and the Guarantors (if any) may, at its option and at any time, elect to terminate their obligations with respect to certain covenants that are set forth in the Indenture or in a Prospectus Supplement, and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to such series of Debt Securities ("covenant defeasance"). In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "--Events of Default" will no longer constitute an Event of Default with respect to the Debt Securities of such series.



    In order to exercise either defeasance or covenant defeasance with respect to any series of Debt Securities, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Debt Securities of such series, funds in such currency or currencies, currency unit or composite currency in which such Debt Securities are payable or with respect to Debt Securities denominated United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized commercial or investment banking firm, to pay and discharge the principal of and any premium and interest on the outstanding Debt Securities of such series to redemption (on any date after such date to be specified in a supplemental indenture relating to the Debt Securities of such series) or maturity (such date being referred to as the "Defeasance Redemption Date"), if at or prior to electing either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Debt Securities of such series, on the Defeasance Redemption Date; (ii) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of counsel independent to the Company in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the Holder of the outstanding Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the Holders of the outstanding Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result or such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;
(iv) no Default or Event of Default with respect to such series shall have occurred and be continuing on the date of such deposit or, insofar as certain events of bankruptcy, insolvency or reorganization of the Company or any subsidiary are concerned, at any time during the period ending on the 91st day after the date of deposit; (v) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company; (vi) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company, any subsidiary or any guarantor is a party or by which it is bound; (vii) such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; (viii) the Company shall have delivered to the Trustee an opinion of independent counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (ix) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Debt Securities of such series, or any guarantee over the other creditors of the Company or any Guarantor (if any) with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor (if any) or others; (x) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Debt Securities on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and (xi) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent under the Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with.


SATISFACTION AND DISCHARGE

    Unless otherwise indicated in a Prospectus Supplement, the provisions of the Indenture applicable to any series of Debt Securities will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Debt Securities of such series, as expressly provided for in the Indenture or a Supplemental Indenture) as to all outstanding Debt Securities of such series when (i) either (a) all the Debt Securities of such series theretofore authenticated and delivered (except lost, stolen or destroyed Debt Securities which have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Debt Securities of such series not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Debt Securities of such series not theretofore delivered to the Trustee for cancellation, for principal of and any premium and interest on the Debt Securities of such series to the date of deposit together with irrevocable instructions from the

Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel stating that (i) all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture applicable to Debt Securities of such series have been complied with and (ii) such satisfaction and discharge will not result in a breach, violation or default under the Indenture or any other material agreement to which the Company, any Guarantor (if any) or any Significant Subsidiary is a party or by which such entities may be bound.


MODIFICATION OF THE INDENTURE


    Unless otherwise indicated in a Prospectus Supplement, modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by such modification of amendment; provided that no such modification or amendment, without the consent of the Holder of each Debt Security affected thereby may (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the terms of the Indenture, or change any place of payment where, or the coin or currency, currency unit or units or composite currency or currencies in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof; (ii) reduce the percentage in principal amount of the outstanding Debt Securities of any series, the consent of whose Holders is required for any such Supplemental Indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; (iii) modify any of the provisions relating to Supplemental Indentures, waiver of past defaults or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Debt Security affected thereby; (iv) modify or change any provisions of any supplemental indenture affecting the ranking or subordination of a Debt Security thereunder in a manner adverse to the holder of such Debt Security; or
(v) make such other changes as may require such consent pursuant to any Supplemental Indenture.



    Modifications and amendments of the Indenture may be made by the Company and the Trustee without the consent of any Holder of Debt Securities when authorized by a resolution of its Board of Directors for any of the following purposes: (i) to evidence the succession of another Person or Persons to the Company or the Guarantors (if any) and the assumption by any such successor of the covenants of the Company or the Guarantors (if any) in the Indenture and in the Debt Securities as obligor under the Indenture; (ii) to add to the covenants of the Company or the Guarantors (if any) for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company or the Guarantors (if any) in the Indenture; (iii) to add additional Events of Default; (iv) to add any Note Guarantee or release any Note Guarantee pursuant to the provisions thereof, (v) to release any Note Guarantee from a Guarantor that has ceased to be a Subsidiary of Sun, (vi) to evidence the acceptance of appointment by a successor trustee and (vii) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. (viii) to add or change any provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Debt Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Debt Securities in an uncertificated form;
(ix) to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Securities, PROVIDED that any such addition, change or elimination (1) shall neither (A) apply to any Debt Security of any series created prior to the execution of any Supplemental Indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Debt Security with respect to such provision or (2) shall become effective only when there is no such Debt Security outstanding; (x) to establish the form or terms of Debt Securities of any series as permitted by the Indenture, including the provisions and procedures relating to the Debt Securities convertible into Common Stock, Preferred Stock or other Debt Securities; (xi) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee; (xii) to secure the Debt Securities or add to the collateral securing such Debt Securities; or (xiii) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, PROVIDED that such action shall not adversely affect the interests of the Holders of Debt Securities of any series in any material respect.


CONVERSION RIGHTS

    The terms and conditions, if any, upon which the Debt Securities are convertible into other Debt Securities, Common Stock or Preferred Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into other Debt Securities, Common Stock or Preferred Stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the Holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities.

BOOK-ENTRY DEBT SECURITIES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depository identified in the applicable Prospectus Supplement relating to such series. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of the outstanding Debt Securities of the series to be represented by such Global Security or Securities. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series.

THE TRUSTEE

    The Indenture provides that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

    The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; PROVIDED, HOWEVER, that if it acquires any conflicting interest (as defined), it must eliminate such conflict or resign.

GOVERNING LAW

    The Indenture and the Debt Securities will be governed by the laws of the State of New York, without regard to the principles of conflicts of law.

                         DESCRIPTION OF PREFERRED STOCK


    Certain terms of any series of Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating to such series of Preferred Stock. A Certificate of Designation relating to a particular series of Preferred Stock will be filed with the Commission at or prior to the sale of the shares of such series of Preferred Stock. Sun's Certificate of Incorporation (the "Sun Certificate") authorizes the issuance of up to 5,000,000 shares of preferred stock, par value of $.01 per share, none of which is currently outstanding. Of the 5,000,000 shares of the Company's authorized preferred stock, the Company has reserved for issuance 1,000,000 shares of its Series A Preferred Stock pursuant to the Company's Stockholders' Rights Plan. A description of the Series A Preferred Stock has been incorporated herein by reference to the Company's Registration Statement on Form 8-A. See "Incorporation of Certain Documents By Reference." The Company may issue 450,001 shares of Series F Convertible Preferred Stock in connection with the Company's acquisition of Retirement Care Associates, Inc. See the Company's Current Report on Form 8-K filed February 24, 1997. The Company's preferred stock may be issued from time to time in one or more series, without stockholder approval. Subject to limitations prescribed by law, the Board of Directors is authorized to determine the voting powers (if any), designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, for each series of preferred stock that may be issued, and to fix the number of shares of each such series. Thus, the Board of Directors, without stockholder approval, could authorize the issuance of preferred stock with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of Common Stock or other series of preferred stock or that could have the effect of delaying, deferring or preventing a change in control of the Company. See "Description of Common Stock."



    The Preferred Stock shall have the dividend, liquidation, conversion and voting rights set forth in a Prospectus Supplement relating to a particular series of the Preferred Stock. In addition, the applicable Prospectus Supplement will describe the following terms of the series of Preferred Stock in respect of which this Prospectus is being delivered: (1) the designation and stated value per share of such Preferred Stock and the number of shares offered; (2) the amount of liquidation preference per share; (3) the initial public offering price at which such Preferred Stock will be issued; (4) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any; (5) any redemption or sinking fund provisions; (6) any conversion rights into Common Stock; (7) any voting rights; and (8) any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.


                          DESCRIPTION OF COMMON STOCK

    Sun has 100,000,000 shares of authorized Common Stock, $.01 par value per share. A description of the Company's Preferred Stock Purchase Rights, which are attached to and trade with the Common Stock, is incorporated by reference herein. See "Incorporation of Certain Documents By Reference." The holders of shares of Common Stock have one vote per share on all matters to be voted upon by stockholders. Subject to any preferences, voting powers, qualifications and special or relative rights or privileges of any holders of preferred stock, holders of Common Stock are entitled, among other things, to dividends if, when and as declared from time to time by the Board of Directors out of assets legally available therefor after payment of debts and expenses. Sun's ability to pay dividends is restricted by the terms of its existing credit facility and agreements governing certain outstanding indebtedness of the Company. With the exception of the rights issued pursuant to the Company's Stockholders' Rights Plan, holders of shares of Common Stock have no preemptive or other rights to subscribe for additional shares. The Common Stock is neither redeemable nor convertible, and there are no sinking fund provisions. Upon the voluntary or involuntary liquidation of Sun, holders of Common Stock are entitled to receive all remaining assets of Sun available for distribution to stockholders after payment of preference amounts owed to holders of any preferred stock.

    All of the outstanding shares of Common Stock are fully paid and nonassessable.

    The shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the shares voting can elect all the directors if they so choose, and, in such event, the holders of the remaining shares cannot elect any directors. No stockholder owns more than 50% of the outstanding Common Stock.

CERTAIN PROVISIONS OF THE SUN CERTIFICATE OF INCORPORATION, BYLAWS AND DELAWARE
  GENERAL CORPORATION LAW

    The Sun Certificate provides for a board of directors with three classes consisting as nearly as possible of one-third of the directors. Each director serves for a term of three years and until his or her successor is elected and qualified. Directors may be removed with or without cause by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote. A classified board of directors could make it more difficult for stockholders, including those holding a majority of the outstanding shares, to force an immediate change in the composition of a majority of the board of directors. Staggered terms moderate the pace of changes in the board of directors by extending the minimum time required to elect a majority of directors to two years.

    The Sun Certificate provides that any action required or permitted to be taken by stockholders shall be taken only at a duly called special or annual meeting of the stockholders. Stockholders have no authority to take action by written consent unless approved in advance by Sun's Board of Directors. The Sun Certificate also provides that special meetings of the common stockholders of Sun may be called only by the Chairman, President or a majority of Sun's Board of Directors.

    The Sun Certificate limits the personal liability of each Sun director to Sun or its stockholders for monetary damages for breach of his fiduciary duty as a director except to the extent such limitation of liability is not permitted under the Delaware General Corporation Law (the "DGCL"). The DGCL provides that the liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for liability for payment of dividends or stock purchases or redemptions in violation of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

    In addition, Sun's Bylaws provide that Sun shall indemnify any and all of its directors, or former directors, to the fullest extent permitted by law against claims and liabilities to which such persons may become subject. The DGCL provides that indemnification is permissible only when the director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The DGCL also permits indemnification in respect of any claim, issue, or matter as to which such person shall have been adjudicated to be liable to the corporation to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

    Section 203 of the DGCL, which is currently applicable to Sun, prohibits certain publicly held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person or entity became an interested stockholder, unless, among other exemptions (i) the business combination is approved by the board of directors prior to the date the interested stockholder attained such status, and authorized by the holders of two-thirds of the outstanding voting stock not owned by the interested stockholders or (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of Sun in the transaction in which the person or entity became an interested stockholder. For purposes of Section 203, a "business combination" is defined broadly to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person or entity who, together with affiliates and associates, owns or within the three years immediately preceding a business combination did own 15% or more of the corporation's outstanding voting stock.

TRANSFER AGENT

    The transfer agent and registrar for the Common Stock is Boatmen's Trust Company located in St. Louis, Missouri.

                              PLAN OF DISTRIBUTION


    The Company may offer the Securities directly to purchasers or to or through underwriters, dealers or agents. Any such underwriter(s), dealer(s), or agent(s) involved in the offer and sale of the Securities in respect of which this Prospectus is delivered will be named in the Prospectus Supplement. The Prospectus Supplement with respect to such Securities will also set forth the terms of the offering of such Securities, including the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Securities may be listed.


    If underwriters are used in an offering of Securities, the name of each managing underwriter, if any, and any other underwriters and the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement relating to such offering and the Securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. It is anticipated that any underwriting agreement pertaining to any Securities will (i) entitle the underwriters to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters may be required to make in respect thereof, (ii) provide that the obligations of the underwriters will be subject to certain conditions precedent and (iii) provide that the underwriters will be obligated to purchase all Securities offered in a particular offering if any such Securities are purchased.

    If a dealer is used in an offering of Securities, the Company will sell such Securities to the dealer, as principal. The dealer may resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

    If an agent is used in an offering of Securities, the agent will be named, and the terms of the agency will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in such Prospectus Supplement, an agent will act on a best efforts basis for the period of its appointment.

    If more than ten percent of the net offering proceeds, not including underwriting compensation, of any offering are intended to be paid to members of the National Association of Securities Dealers, Inc. ("NASD") participating in the offering or associated or affiliated persons of such members, or members of the immediate family of such persons, the offering will be conducted in accordance with Section 44(c)(8) of Article III of the Rules of Fair Practice of the NASD, and the price of the securities (in the case of Preferred Stock) will be no higher, or the yield on the securities (in the case of Debt Securities) will be no lower, than that recommended by a Qualified Independent Underwriter meeting certain standards.

    Dealers and agents named in a Prospectus Supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the Securities described therein and, under agreements which may be entered into with the Company, may be entitled to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

    Offers to purchase Securities may be solicited, and sales thereof may be made, by the Company directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof. The terms of any such offer will be set forth in the Prospectus Supplement relating thereto.

    If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other agents of the Company to solicit offers by certain institutional investors to purchase Securities from the Company pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such purchasers must be approved by the Company. The obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction to which such purchaser is subject and (ii) if the Securities are also being sold to underwriters, the Company shall have sold to such underwriters the Securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

    The anticipated date of delivery of any series of Securities will be set forth in the Prospectus Supplement relating to each offering.

                                 LEGAL MATTERS

    The validity of the Securities offered will be passed upon for the Company by Shearman & Sterling, San Francisco, California.

                                    EXPERTS


    The consolidated financial statements and schedules of Sun Healthcare Group, Inc. and subsidiaries included in Sun's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated by reference in this Prospectus and elsewhere in the registration statement and the financial statements of Golden Care, Inc. for the year ended December 31, 1994 included in Sun's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 1997 and incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following sets forth expenses, other than underwriting fees and commissions, expected to be borne by the Registrant, in connection with the distribution of the securities being registered:

Securities and Exchange Commission registration fee.............  $ 103,449
Blue Sky fees and expenses......................................     20,000
NASD fee........................................................     30,500
Rating agency fees..............................................    150,000
Legal fees and expenses.........................................    400,000
Printing........................................................    500,000
Accounting fees and expenses....................................    300,000
Miscellaneous...................................................    296,051
                                                                  ---------
    TOTAL.......................................................  $1,800,000*
                                                                  ---------
                                                                  ---------

------------------------


* All amounts listed above, except for the registration and NASD fees, are estimates.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act").

    Sun's Certificate of Incorporation limits the personal liability of directors to Sun or its stockholders for monetary damages for breach of their fiduciary duty as a director except to the extent such limitation of liability is not permitted under the DGCL. The DGCL provides that the liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) for liability for payments of dividends or stock purchases or redemptions in violation of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

    In addition, Sun's Bylaws provide that Sun shall indemnify any and all of its directors, or former directors, to the fullest extent permitted by law against claims and liabilities to which such persons may become subject. The DGCL provides that indemnification is permissible only when the director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The DGCL also permits indemnification in respect of any claim, issue, or matter as to which such person shall have been adjudicated to be liable to the corporation to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity. Sun has also entered into indemnification agreements with certain of its officers and with its directors, and also provides insurance coverage to such parties.

ITEM 16.  EXHIBITS


  EXHIBIT
   NUMBER                                           DESCRIPTION OF EXHIBITS
------------  ----------------------------------------------------------------------------------------------------
  1.1(a)(3)   Form of Debt Underwriting Agreement

  1.1(b)(3)   Form of Preferred Stock Underwriting Agreement

  4.1(2)      Form of Indenture for Debt Securities

  5.1(2)      Opinion of Shearman & Sterling regarding legality of securities

 12.1(1)      Statement Regarding Computation of Ratios

 23.1(1)      Consent of Arthur Andersen LLP

 23.2(2)      Consent of Shearman & Sterling (contained in Exhibit 5.1)

 24.1(1)      Powers of Attorney for Andrew L. Turner, Robert A. Levin, James R. Tolbert, Martin G. Mand, Warren
                C. Schelling and Robert Woltil

 25.1(4)      Statement of Eligibility of Trustee on Form T-1 with respect to the Securities


------------------------


(1) Filed herewith



(2) To be filed by amendment



(3) To be incorporated by reference from Form 8-K



(4) To be filed in accordance with the rules and regulations of the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.


ITEM 17.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement;

        (b) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration

    Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses is incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    2.  The undersigned Registrant hereby undertakes:

        (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
    (4) or 497(b) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

        (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Albuquerque, New Mexico on the 30th day of April, 1997.



                                          SUN HEALTHCARE GROUP, INC.



                                          By: _______/s/ ANDREW L. TURNER*______

                                                      Andrew L. Turner
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed below by the following person in the capacities and on the dates indicated.


                SIGNATURES                                         TITLE                               DATE
------------------------------------------  ---------------------------------------------------  ----------------

          /s/ ANDREW L. TURNER*             Chairman of the Board, President, and Chief
             Andrew L. Turner                 Executive Officer                                  April 30, 1997

                                            Senior Vice President Financial Services and Chief
          /s/ ROBERT D. WOLTIL*               Financial Officer and Director (Principal          April 30, 1997
             Robert D. Woltil                 Financial Officer)

          /s/ WILLIAM C. WARRICK            Vice President and Corporate Controller (Principal
            William C. Warrick                Accounting Officer)                                April 30, 1997

             John E. Bingaman               Director                                             April 30, 1997

               Zev Karkomi                  Director                                             April 30, 1997

           /s/ ROBERT A. LEVIN*
             Robert A. Levin                Director                                             April 30, 1997

              Mark G. Wimer                 Director                                             April 30, 1997

          /s/ JAMES R. TOLBERT*
             James R. Tolbert               Director                                             April 30, 1997

                SIGNATURES                                         TITLE                               DATE
------------------------------------------  ---------------------------------------------------  ----------------

            Lois E. Silverman               Director                                             April 30, 1997

             R. James Woolsey               Director                                             April 30, 1997

           /s/ MARTIN G. MAND*
              Martin G. Mand                Director                                             April 30, 1997

         /s/ WARREN C. SCHELLING*
           Warren C. Schelling              Director                                             April 30, 1997

       *By: /s/ WILLIAM C. WARRICK
            William C. Warrick
             ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


  EXHIBIT
   NUMBER                                            DESCRIPTION                                          PAGE NUMBER
------------  ------------------------------------------------------------------------------------------  -----------
  1.1(a)(3)   Form of Debt Underwriting Agreement.......................................................

  1.1(b)(3)   Form of Preferred Stock Underwriting Agreement............................................

  4.1(2)      Form of Indenture for Debt Securities.....................................................

  5.1(2)      Opinion of Shearman & Sterling regarding legality of securities...........................

 12.1(1)      Statement Regarding Computation of Ratios.................................................

 23.1(1)      Consent of Arthur Andersen LLP............................................................

 23.2(2)      Consent of Shearman & Sterling

 24.1(1)      Powers of Attorney for Andrew L. Turner, Robert A. Levin, James R. Tolbert, Martin G.
                Mand, Warren C. Schelling and Robert Woltil.............................................

 25.1(4)      Statement of Eligibility of Trustee on Form T-1 with respect to the Securities


------------------------


(1) Filed herewith



(2) To be filed by amendment



(3) To be incorporated by reference from Form 8-K



(4) To be filed in accordance with the rules and regulations of the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.